SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

February 16, 2006

Date of Report (Date of Earliest Event Reported)

U.S. Can Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13678	06-1094196
(State or other jurisdictions of incorporation or organization)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

700 East Butterfield Rd.

Suite 250

Lombard, IL 60148

(Address, of principal executive offices, including zip code)

(630) 678-8000

(Registrant’s Telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As announced in the press release dated February 16, 2006, which is attached hereto as Exhibit 99.1, and pursuant to an Offer to Purchase and Consent Solicitation Statement dated February 16, 2006, which is attached hereto as Exhibit 99.2, on February 16, 2006, United States Can Company announced tender offers to purchase any and all of its $125 million principal amount outstanding of 10 7/8% Senior Secured Notes due July 10, 2010 (CUSIP No. 911674 AH2) and any and all of its $171.71 million principal outstanding 12 3/8% Senior Subordinated Notes due October 1, 2010 (CUSIP No. 911674 AF6) and related consent solicitations to amend the indentures relating to such notes and the security documents relating to the Senior Secured Notes.

A copy of the Company’s press release issued on February 16, 2006 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. The foregoing description and the description in the press release is qualified in its entirety by reference to the full text of the Offer to Purchase and Consent Solicitation Statement.

Item 9.01.	Financial Statement and Exhibits.

(c)	Exhibits:

99.1	Press Release of the Company dated February 16, 2006.

99.2	Offer to Purchase and Consent Solicitation Statement dated February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CAN CORPORATION

By:	/S/ MICHAEL M. RAJKOVIC
Name:	Michael M. Rajkovic
Title:	Executive Vice President and Chief Financial Officer

Date: February 16, 2006

EXHIBIT INDEX

The following designated exhibits are filed herewith:

99.1	Press Release of the Company dated February 16, 2006.

99.2	Offer to Purchase and Consent Solicitation Statement dated February 16, 2006.